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                                                                    Exhibit 23.1


KIRKLAND, RUSS,
MURPHY & TAPP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS


13577 Feather Sound Drive, Suite 400
Clearwater, Florida 33762-5539
(727) 572-1400 Fax (727) 571-1933
internet: www.KRMTCPA.com






Board of Directors
PetsVetsandYou.com, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "experts" in the prospectus.


KIRKLAND, RUSS, MURPHY & TAPP P.A.

Clearwater, Florida
April 12, 2001



















                           A Professional Association
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